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                                                                    EXHIBIT 10.9


                         PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT is entered into as of June 1, 1994 (the "Effective Date") by and among VIDEO KNIGHTS, INC., a New Jersey corporation ("Video Knights"), SELVAC CORPORATION, a Delaware corporation ("Selvac"), and ROADRUNNER VIDEO ENTERPRISES, INC., a Kentucky corporation ("Roadrunner").

                                   RECITALS

     WHEREAS, Video Knights is engaged, among other things, in the business of operating five video stores in the States of Virginia, Maryland and New Jersey;

     WHEREAS, Selvac owns all of the issued and outstanding capital stock of Video Knights; and

     WHEREAS, Roadrunner desires to purchase, and Video Knights desires to sell, the assets used in the operation of the video stores, including, without limitation, the furniture, fixtures and equipment associated with the stores, and the leases of the real property upon which the stores are located, as more particularly set forth in this Agreement.

                                  AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE I
                              Sale and Purchase

     1.1 Sale and Purchase of Assets. For the consideration and subject to the terms and conditions set forth in this Agreement, as of the Effective Date, Video Knights hereby sells to Roadrunner, and Roadrunner hereby purchases from Video Knights, the assets listed on Schedule 1.1 and, whether or not listed on
Schedule 1.1, the following assets (the "Assets"):

         (a) assignment of all of the tenant's rights, titles and interests under, or sublease of the property covered by, the leases relating to the real property located at the addresses listed on Schedule 1.1(a) (the "Leases") by which Video Knights leases five retail store facilities (the "Stores") including all rights to exercise any renewal options under all Leases;

         (b) all displays and fixtures located at, and improvements made to, each of the Stores (collectively, the "Fixtures and Improvements"), except to the extent that any Lease provides that part or all of the Fixtures and Improvements installed at or made to

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      the Store by the tenant under such Lease become the property of the landlord under such Lease;

           (c) all telephone, computer, television and other equipment, machinery, supplies (including all videocassette, video game, compact disc, laser disc or audio cassette viewing or listening equipment) and all other tangible personal property (other than Inventory and Rentrak-Owned Inventory (as defined in Section 1.1(d)) located at the Stores (collectively, the "Personal Property");

           (d) all videocassettes, video game cartridges, compact discs, laser discs, audio cassettes, and packaging materials (other than the videocassettes owned by Rentrak (the "Rentrak-Owned Inventory") either
      (i) located at the Stores and held for sale or lease in the business carried on and conducted by Video Knights at the Stores (the "Business"),
      (ii) leased from the Stores, or (iii) purchased by Video Knights as of the Effective Date for use in the Business but not yet delivered to the Stores (collectively, the "Inventory");

           (e) all rights in and to all permits, licenses, authorizations and approvals specific to and used in the Business which are required by any court, governmental department, commission, council, board, agency or other instrumentality of the United States of America or any state, county, municipality or local government (each a "Governmental Entity") in order for Video Knights to conduct the Business as presently conducted (as distinct from general corporate and other similar authorizations not specific to the Business, such as qualifications to transact business) to the extent transferable or assignable (the "Permits");

           (f) the customer data base for the Business and the rental history data base used by Video Knights in the Business and any and all intangible rights related thereto;

           (g) all rights of Video Knights in and to any other intellectual property used, or in the process of being written, by Video Knights, or by Selvac, exclusively for the Business other than trademarks, logos and trade names (except as contemplated by Section 5.8);

           (h) all accounts receivable (including late fees) of Video Knights to the extent they relate to the Business;

           (j) all security deposits held by landlords pursuant to the Leases;

           (k) all coins and currency located at the Stores;

           (l) all assignable rights, if any, to all telephone lines and numbers used in the conduct of the Business; and






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           (m) all other assets of Video Knights and all assets of Selvac located at the Stores.

      1.2 Liabilities. Roadrunner shall assume and timely perform and pay (i) all obligations under the Leases attributable to periods or events occurring from and after the Effective Date, (ii) all liabilities due with respect to the Business and the Assets to the extent of any adjustment made pursuant to
Section 2.2, and (iii) all obligations arising out of commitments or orders for the purchase of Fixtures and Improvements, Personal Property, and Inventory used in the Business and not yet received at the Stores as of the Effective Date to the extent such commitments and orders were entered into by Video Knights with the express consent of Roadrunner. Other than such obligations and except as otherwise specifically provided in this Agreement, Roadrunner is not assuming or obligating itself to perform any obligations or commitments or pay any liabilities or debts (whether contingent or certain and whether known or unknown).

                                   ARTICLE II
                                 Purchase Price

      2.1 Purchase Price. Subject to adjustment as hereafter provided, the purchase price for the Assets (the "Purchase Price") shall be:

         (a) $1,410,000; $350,000 of which is payable in cash and the remainder of which is payable by delivery of a $60,000 promissory note and a $1,000,000 promissory note of Roadrunner (the "Notes");

         (b) the aggregate amount (which may be a positive or negative figure) of the adjustments provided for in Section 2.2; and

         (c) the Deficit Revenue Amount (as hereinafter defined) or the Surplus Revenue Amount (as hereinafter defined).

      2.2 Adjustments. If following the Effective Date, either Video Knights or Roadrunner receives any information or gains any knowledge that (i) the amount of state and local ad valorem taxes and assessments, common area charges and assessments, utility charges, and rent (including taxes, operating expenses, and other charges) relating to the Stores which have been paid by Video Knights on or before the Effective Date but which have accrued for periods after the Effective Date is more or less than (ii) the amount of state and local ad valorem taxes and assessments, common area charges and assessments, utility charges and rent (including taxes, operating expenses, and other charges) relating to such Stores which have accrued for periods preceding the Effective Date but have not been paid, then such party shall promptly notify the other party. Promptly following such notice being given, the corresponding adjustment payment shall be made by check to Video Knights or Roadrunner, as applicable, by the other party within 10 days after the determination of the amount of such adjustments.




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     2.3 Revenue Adjustment Amount.

         (a) If the average gross revenues per Store ("Average Gross Revenues") are less than $400,000 during the period beginning October 1, 1994 and ending September 30, 1995 (the "Measurement Period") (prorated for Stores not open during the entire Measurement Period) (the "Minimum Level"), Video Knights and/or Selvac shall pay Roadrunner on or before October 31, 1995, 125% of the difference between the Minimum Level and the Average Gross Revenues (the "Deficit Revenue Amount").

         (b) If the Average Gross Revenues are more than $550,000 during the Measurement Period (prorated for Stores not open during the entire Measurement Period) (the "Maximum Level"), Roadrunner shall pay Video Knights on or before October 31, 1995, 125% of the difference between the Average Gross Revenues and the Maximum Level (the "Surplus Revenue Amount").

                                ARTICLE III
         Representations and Warranties of Video Knights and Selvac

     Video Knights and Selvac jointly and severally make the following representations and warranties to Roadrunner:

     3.1 Corporate Status and Authority.

         (a) Video Knights is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. Selvac is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         (b) Each of Video Knights and Selvac has all requisite corporate power and authority to execute and deliver this Agreement and each of the other Operative Documents (as hereinafter defined) to which it is a party and to perform their respective obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Video Knights and Selvac.

         (c) Video Knights has all requisite corporate power and authority to own, lease and operate the Assets and to carry on the Business in the manner it is now conducted.

     3.2 Enforceability. Each of Video Knights and Selvac has the full corporate power and authority to enter into this Agreement and the other Operative Documents to which it is a party and carry out their respective terms. Each of Video Knights and Selvac has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party. This Agreement has been duly and validly executed and delivered by Video Knights and Selvac. The other Operative Documents to which Video Knights is a party have been duly and validly executed and delivered




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by Video Knights.  This Agreement constitutes a legal, valid and binding obligation of Video Knights and Selvac enforceable against each in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity. Each of the other Operative Documents to which Video Knights is a party constitutes a legal, valid and binding obligation of Video Knights enforceable against Video Knights in accordance with its terms subject, as to enforceable, to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity.

     3.3 No Violation. The execution, delivery and performance of this Agreement and the other Operative Documents by Video Knights and Selvac, as the case may be, and the consummation by Video Knights of the transactions contemplated hereby and thereby will not result in (a) any conflict with, breach or violation of, or default under, the Articles of Incorporation or Bylaws of Video Knights or the Certificate of Incorporation or Bylaws of Selvac or (b) to the knowledge of Video Knights or Selvac, any conflict with, breach or violation of, or default under any obligation under any contract or agreement to which Video Knights or Selvac is a party or by which any of the Assets are bound or any applicable laws, rules, regulations, codes and ordinances of a Governmental Entity (collectively "Legal Requirements"), or (c) the creation or imposition of any security interest, lien or other encumbrance upon any of the Assets.

     3.4 Title and Condition of Stores.

         (a) Video Knights holds all of the tenant's rights, titles and interests under the Leases and has not assigned or subleased any of the Leases and Video Knights's title in and to the tenant's interest under the Leases is free and clear of all liens, claims, encumbrances, or security interests.

         (b) To the knowledge of Video Knights and Selvac, there are no pending or threatened condemnation or similar proceeding or special assessment affecting the Stores, nor has Video Knights or Selvac received notification that any such proceeding or assessment is contemplated by any Governmental Entity.

         (c) To the knowledge of Video Knights and Selvac, certificates of occupancy and all other licenses, permits, authorizations, and approvals required by any Governmental Entity having jurisdiction have been issued for each of the buildings and improvements constituting the Stores and, all such certificates, licenses, permits, authorizations and approvals have been paid for and are in full force and effect.

         (d) To the knowledge of Video Knights and Selvac, the Stores are being used and occupied by Video Knights in accordance with all applicable laws, regulations, insurance requirements, contracts, permits, licenses, ordinances, restrictions, covenants, and easements, the violation of which would or could reasonably be expected to have a material adverse effect




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on the Assets taken as a whole or the business, results of operations, or prospects of the Business taken as a whole (a "Material Adverse Effect").

         (e) To the knowledge of Video Knights and Selvac, no hazardous materials including, without limitation, asbestos or asbestos products, were installed in the construction, repair or maintenance of any of the Stores.

         (f) All water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services, and all mechanical systems, in each case as required by law are necessary for the operation of the Stores as same are now being operated, are, to the knowledge of Video Knights and Selvac, adequate to service the Stores.

     3.5 Title and Condition of Other Assets.

         (a) Video Knights is the owner of the Personal Property and, subject to the terms of the Leases, the Fixtures and Improvements, free and clear of all liens, claims, encumbrances or legal or contractual restrictions of any kind.

         (b) Except for the Rentrak-Owned Inventory, the Inventory is owned by Video Knights free and clear of all liens, consignment arrangements, claims and encumbrances and, except for normal obsolescence and normal wear and tear, the Inventory is of a quality useable, leaseable or saleable in the ordinary course of the Business.

         (c) Video Knights is the lawful licensee or permittee under the Permits and none of the Permits has been assigned, transferred, revoked or permitted to lapse. Video Knights has paid all fees and other payments due and owing in connection with Permits prior to the Effective Date, and except for such fees and other payments prorated as of the Effective Date, there are no unpaid fees or other payments which could cause the lapse or revocation of any of the Permits.

         (d) To Video Knights's and Selvac's knowledge, the Intellectual Property does not, and no individual, partnership, joint venture, limited liability company, corporation, bank, trust or unincorporated organization, Governmental Entity or other entity (a "Person") has asserted that there is any basis for belief that any of the Intellectual Property does, infringe on any domestic or foreign copyright, or represent a misappropriation or improper use or disclosure of any trade secret, confidential information, or know how.

         (e) Roadrunner will acquire good title to all the Assets, free and clear of all mortgages, pledges, security interests, claims, charges, or other encumbrances or legal or contractual restrictions of any kind other than as expressly set forth in the Operative Documents.

     3.6 Leases. Each of the Leases is a valid and binding agreement and is in full force and effect and neither Video Knights nor, to the knowledge of Video Knights or Selvac, any other party thereto, is in default and/or in breach of, and no event has occurred that with the





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lapse of time or both would constitute a breach or default of the terms, conditions or provisions of, such Leases. Video Knights has previously made available to Roadrunner true and complete copies of each of the Leases.

     3.7 Compliance with Permits and Laws.

         (a) Except for the Permits, and any permits or approvals specific to Video Knights and not transferable, to the knowledge of Video Knights and Selvac, there are no permits, licenses, orders or approvals of governmental or administrative authorities required to permit Roadrunner to utilize the Assets in a manner substantially similar to the manner in which they are used in the Business as presently conducted (including, without limitation, those required under federal, state or local laws or regulations relating to pollution or protection of the environment). To the knowledge of Video Knights and Selvac, the conduct by Video Knights of the Business does not violate or infringe, and does not cause a default under, any of the Permits, and neither Video Knights nor Selvac has received any written notification of any threatened suspension or cancellation of any of the Permits.

         (b) To the knowledge of Video Knights and Selvac, the conduct by Video Knights of the Business and the occupation and use of the Stores do not violate or infringe and do not cause a default under, any Legal Requirement currently in effect which, in any case, might reasonably be expected to have a Material Adverse Effect or prevent or materially hinder the consummation of the transactions contemplated hereby. Video Knights and Selvac have not received written notice that any governmental, administrative or regulatory authority considers the Stores, or the occupation or use thereof, to violate in any material respect any Legal Requirement, and to the knowledge of Video Knights and Selvac, no investigation of any of the Stores with respect to such a violation has been conducted or is being conducted by any governmental, administrative or regulatory authority. Video Knights is not subject to any outstanding order, writ, injunction or decree.

     3.8 Employees.

         (a) The employees of Video Knights assigned to the Business on a full-time or part-time basis (the "Employees") are not represented by any union or other collective bargaining agent. Video Knights is not a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of the Employees. To the knowledge of Video Knights and Selvac, in connection with the Business, Video Knights is and has been in material compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours and is not and has not been engaged in any unfair labor practice. There is no unfair labor practice complaint against Video Knights pending before the National Labor Relations Board or any other governmental authority with respect to the Employees, or representation petition respecting the Employees pending before the National Labor Relations Board. Video Knights has not experienced any primary work stoppage or other organized work stoppage involving the Employees in the past two years. There is neither pending nor, to the knowledge of Video





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Knights or Selvac, threatened any labor dispute, strike or work stoppage or slowdown by the Employees. There are no outstanding injunctions, orders, decrees or judgments and there are no pending or, to the knowledge of Video Knights or Selvac, threatened litigation or other proceeding or claim (including, without limitation, any claim that Video Knights is engaged or permitted one or more discriminatory hiring or employment practices) by any current or prior employees of Video Knights which could result in the imposition of any material liability or obligation (including, without limitation, any obligation to hire or promote any such employee) on Roadrunner with respect to the Business.

         (b) Each of the Employees is an "at-will" employee, and there are no written employment, commission, or compensation agreements of any kind between Video Knights and any of the Employees.

     3.9 Employee Benefit Plans. No Employee is a participant in any "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. No pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, life insurance, health and disability insurance, hospitalization or other employee benefit plans or arrangements is sponsored, maintained or contributed to by Video Knights for the benefit of the Employees.

     3.10 Financial Statements. Schedule 3.10 sets forth (i) the audited financial statements as of, and for the years ended, May 31, 1994 and May 31, 1993 of the Company-Owned Stores Division of Video Knights (collectively, the "Video Knights Financial Statements"). The Video Knights Financial Statements
(a) have been prepared from and are in accordance with the books and records of the Video Knights, and (b) taken as a whole fairly present in all material respects the matters presented therein and the Video Knights Financial Statements, subject to the notes to the Video Knights Financial Statements, were prepared in all material respects in accordance with generally accepted accounting principles consistently applied.

     3.11 Litigation. There is no claim, action, suit, proceeding, arbitration, or hearing or notice of hearing pending, or to the knowledge of Video Knights or Selvac threatened, before any court or governmental or administrative authority or private arbitration tribunal against or relating to or affecting the Assets, the Business or the transactions contemplated by this Agreement. There is no continuing order, injunction or decree of any court, arbitrator or governmental or administrative authority to which Video Knights is a party or is subject which relates to the Business.

     3.12 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any Person acting on behalf of Video Knights or Selvac in such a manner as to give rise to any valid claim against Roadrunner for any broker's or finder's commission, fee or similar compensation.

     3.13 Tax Matters. Video Knights has (a) prepared and filed with the appropriate governmental authorities all returns or other reports regarding all federal, state, county, local,




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foreign and other taxes, charges, duties, imports, fees, levies or other assessments of any kind whatsoever, including, without limitation (i) income, accumulated earnings, franchise, excise, sales, use, gross receipts, ad valorem, profits, real and personal property, capital stock, license, payroll, withholding, employment, severance, stamp, occupation, premium, utility, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additions to tax, and any similar impositions with respect thereto (collectively "Video Knights Taxes") required to be filed prior to the Effective Date with respect to the Business, all of which have been prepared in all material respects in accordance with applicable law and the rules and regulations of the appropriate taxing authorities, and (b) paid or accrued all Video Knights Taxes shown on such tax returns as being due or which have become due pursuant to any assessment, deficiency notice, 30-day letter or similar notice received by Video Knights or Selvac. Neither Video Knights nor Selvac is a party to any pending action, proceeding or investigation, nor to Video Knights's or Selvac's knowledge, has any action, proceeding, or investigation been threatened, for the assessment or collection of Video Knights Taxes with respect to the Business, which could create a lien or encumbrance on the Assets from and after the Effective Date.

                                 ARTICLE IV
                Representations and Warranties of Roadrunner

     Roadrunner makes the following representations and warranties to Video Knights and Selvac:

     4.1 Corporate Status and Authority. Roadrunner is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Roadrunner has all requisite corporate power and authority to execute and deliver this Agreement and the Operative Documents to which it is a party and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Roadrunner.

     4.2 Enforceability. Roadrunner has the full corporate power and authority to enter into this Agreement and the other Operative Documents to which it is a party and carry out their respective terms. Roadrunner has taken all corporate actions necessary to authorize the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party. This Agreement and the other Operative Documents to which Roadrunner is a party have been duly and validly executed and delivered by Roadrunner. Each of this Agreement and the other Operative Documents to which Roadrunner is a party constitutes a legal, valid and binding obligation of Roadrunner enforceable against Roadrunner in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity.

     4.3 No Violation. The execution, delivery and performance of this Agreement and the other Operative Documents by Roadrunner and the consummation by Roadrunner of the




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transactions contemplated hereby and thereby will not result in (a) any conflict with, breach or violation of, or default under, the Articles of Incorporation or Bylaws of Roadrunner, (b) any conflict with, breach or violation of, or default under any obligation under any contract or agreement to which Roadrunner is a party, or any of its assets are bound, or any applicable Legal Requirement, or (c) the creation or imposition of any security interest, lien or other encumbrance upon any of the assets of Roadrunner.

     4.4 Consents. No consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Entity or any Person is required to authorize, or is otherwise required in connection with the execution and delivery of, this Agreement or the other Operative Documents by Roadrunner, or Roadrunner's performance of the terms of this Agreement or the other Operative Documents.

     4.5 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any Person acting on behalf of Roadrunner in such a manner as to give rise to any valid claim against Video Knights or Selvac for any brokerage or finder's commission, fee or similar compensation.

     4.6 Financial Statements. Roadrunner will deliver to Video Knights (i) the audited financial statements as of, and for the years ended, December 31, 1993 and December 31, 1992 of Roadrunner (collectively, the "Roadrunner Financial Statements"). The Roadrunner Financial Statements (a) will be prepared from and will be in accordance with the books and records of Roadrunner, and (b) taken as a whole will fairly present in all material respects the matters presented therein and the Roadrunner Financial Statements, subject to the notes to the Roadrunner Financial Statements, will be prepared in all material respects in accordance with generally accepted accounting principles consistently applied.

     4.7 Litigation. There is no claim, action, suit, proceeding, arbitration, or hearing or notice of hearing pending, or to the knowledge of Roadrunner threatened, before any court or governmental or administrative authority or private arbitration tribunal against or relating to or affecting the transactions contemplated by this Agreement. There is no continuing order, injunction or decree of any court, arbitrator or governmental or administrative authority to which Roadrunner is a party or is subject.

     4.8 Tax Matters. Roadrunner has (a) prepared and filed with the appropriate governmental authorities all returns or other reports regarding all federal, state, county, local, foreign and other taxes, charges, duties, imports, fees, levies or other assessments of any kind whatsoever, including, without limitation (i) income, accumulated earnings, franchise, excise, sales, use, gross receipts, ad valorem, profits, real and personal property, capital stock, license, payroll, withholding, employment, severance, stamp, occupation, premium, utility, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additions to tax, and any similar impositions with respect thereto (collectively "Roadrunner Taxes") required to be filed prior to the Effective Date, all of which have been prepared in all material respects in accordance with applicable law and the rules and regulations of the appropriate taxing authorities, and (b) paid




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or accrued all Roadrunner Taxes shown on such tax returns as being due or which have become due pursuant to any assessment, deficiency notice, 30-day letter or similar notice received by Roadrunner. Roadrunner is not a party to any pending action, proceeding or investigation, or to Roadrunner's knowledge, has any action, proceeding, or investigation been threatened, for the assessment or collection of Roadrunner Taxes, which could create a lien or encumbrance on its assets from and after the Effective Date.

                                   ARTICLE V
                            Covenants of the Parties

     5.1 Access and Information. After the Effective Date, Video Knights and Selvac shall make or cause to be made available to Roadrunner all books, records and documents of Video Knights and Selvac that Roadrunner must access in order to comply with regulatory requirements.

     5.2 Sales Taxes Prior to the Effective Date. Video Knights agrees to timely file all sales tax returns with respect to sales occurring in connection with the Business on or before the Effective Date, and Video Knights shall timely remit all sales taxes applicable to the sales reported on such tax returns.

     5.3 Further Assurances. Video Knights and Selvac agree that, at any time and from time to time on and after the Effective Date, it will, upon the request of Roadrunner and without further consideration, take all steps reasonably necessary to place Roadrunner in possession and operating control of the Assets, and Video Knights and Selvac will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all further acts, deeds, assignments, conveyances, transfers, powers of attorney or assurances as reasonably required to give effect to the transfers contemplated by this Agreement.

     5.4 Post-Effective Date Access to Information and Employees; Cooperation. After the Effective Date, Roadrunner shall, and shall cause its counsel and independent public accountants to, afford to representatives of Video Knights, including its counsel and accountants, at Video Knights's cost and expense, reasonable access to all files, personnel and documents (and the right to make copies of all documents) related to the Assets or the Business in Roadrunner's possession or under Roadrunner's control as may be reasonably requested by Video Knights in order to permit Video Knights (at its cost and expense) to prepare and file federal, state and local tax returns and to prepare for and participate in any investigation with respect thereto, to prepare for, participate in, assert or defend any other investigation or litigation relating to or involving Video Knights or the Business and to discharge Video Knights's obligations or contest and defend any claims made under this Agreement (other than any litigation involving a claim or cause of action asserted by Video Knights or Roadrunner against the other provided that nothing herein shall limit either party's normal discovery rights as provided by law). Roadrunner will cause the books, records, files and documents related to the Assets or the Business to be maintained for not less than five years from the Effective Date.





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     5.5 Transaction Costs.  Except as expressly provided in this Agreement, each party shall pay its own expenses incident to the preparation of this Agreement and the consummation of the transactions contemplated hereby, including all attorneys' fees. Video Knights or Selvac shall pay all taxes and transfer fees and costs resulting from the transactions contemplated hereby.

     5.6 Waiver of Bulk Sales Act Compliance. Roadrunner hereby waives compliance by Video Knights with the provisions of Article 6 of the Uniform Commercial Code of the State New Jersey and with any similar article or section under the Uniform Commercial Code enacted in any other jurisdiction in which any of the Assets are located.

     5.7 Consents.

         (a) Roadrunner acknowledges that various lessors under the Leases from whom a consent is required to sublease or assign to Roadrunner the Stores covered by each such Lease may require financial and other information regarding Roadrunner in connection with determining whether to grant the requested consent. Roadrunner agrees to provide to Video Knights any such financial or other information as may be reasonably requested by Video Knights in connection with obtaining such consents, and Roadrunner otherwise agrees to cooperate with Video Knights in attempting to obtain such consents.

         (b) With respect to any Lease for which the consent of the other party(ies) thereto is necessary to assign and transfer the same (or sublease the property covered thereby) to Roadrunner and to convert such Stores to Roadrunner Video stores, Video Knights and Selvac shall, within 45 days of receipt from Roadrunner of all the information required to be delivered pursuant to Section 5.7(a), obtain such consent.

         (c) At such time as Video Knights obtains the necessary consent to assign a Lease covered by this Section 5.7, such Lease shall be deemed to be assumed or entered into by Roadrunner effective as of the Effective Date. Any arrangement which Video Knights and Roadrunner have theretofore entered into or agreed upon in respect of such Lease shall be terminated effective as of the date of such notification; provided, in no event shall such termination relieve either party of its obligations under such sublease or arrangement which are attributable to periods prior to such termination.

     5.8 Elimination of Designations. As soon as practicable, but in any event within 120 days following the date upon which the last of the consents required under Section 5.7 has been obtained, Roadrunner shall eliminate all use of the designations "Video Knights" and "Just the Hits", or any other designations, if any, indicating an affiliation with Video Knights.




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

                                 ARTICLE VI
                    Indemnification, Limited Survival of
               Certain Representations, Warranties and Covenants

        6.1  Indemnified Liabilities.

         (a) Roadrunner Indemnities. From and after the Effective Date, Roadrunner shall absolutely and irrevocably indemnify, defend and hold harmless Video Knights and Selvac, every person controlling, controlled by, or under common control with, Video Knights and Selvac, and their respective directors, stockholders, officers and employees (collectively, the "Video Knights Indemnified Parties") from and against all damages, losses, penalties, fines, costs and expenses, including attorney's fees and expenses, of whatever kind or character (collectively, "Damages") arising from any of the following described matters:

                 (i) any liability or obligation of Roadrunner arising out of
            Roadrunner's use or ownership of the Assets or conduct of the Business from and after the Effective Date;

                 (ii) the liabilities and obligations to be assumed by
            Roadrunner pursuant to Section 1.2; and

                 (iii) any representations or warranties of Roadrunner
            contained in Article IV not having been true and correct as of the Effective Date.

     (b) Video Knights and Selvac Post-Effective Date Indemnities. From and after the Effective Date, Video Knights and Selvac shall absolutely and irrevocably indemnify, defend and hold harmless Roadrunner and every person controlling, controlled by, or under control with, Roadrunner, and their respective directors, stockholders, officers, and employees (collectively, the "Roadrunner Indemnified Parties") from and against all Damages arising from the following described matters:

                 (i) any liability or obligation of Video Knights arising out of Video Knights's use or ownership of the Assets or conduct of the Business prior to the Effective Date, in either case not expressly assumed by Roadrunner in accordance with the terms of this Agreement;

                 (ii) all causes of action, demands and claims by any creditor of Video Knights (other than the creditors of the accounts payable assumed by Roadrunner with respect to such accounts) arising from, relating to or associated with the failure of Video Knights and Roadrunner to comply with the provisions of Article 6 of the Uniform Commercial Code enacted in the State of New Jersey or any other jurisdiction in which any of the Assets are located; and

             (iii) any representations or warranties of Video Knights contained in Article III not having been true and correct as of the Effective Date.

     6.2 Notice of Claim.

         (a) For purposes of this Article VI, the term "Indemnifying Party" when used in connection with a particular Demand (as hereinafter defined) shall mean the party having an obligation to indemnify the other party with respect to such Demand pursuant to this Article VI, and the term "Indemnified Party" when used in connection with a particular Demand shall mean the party having the right to be indemnified with respect to such Demand by the other party pursuant to this Article VI.

         (b) Each party agrees that promptly after it becomes aware of facts giving rise to a claim by it for indemnification pursuant to this Article VI (a "Demand"), such party will provide notice thereof in writing to the other party specifying the nature and specific basis for such Demand and to the extent feasible the estimated amount of Damages attributable thereto (a "Demand Notice"). The failure of an Indemnified Party to send a Demand Notice shall not relieve the Indemnifying Party from liability hereunder with respect to such Demand except to the extent such failure results in insufficient time being available to permit the Indemnifying Party or its counsel to effectively defend against such Demand and to make a timely response thereto or otherwise prejudices the Indemnifying Party's ability to defend such Demand. For purposes of this Section 6.2(b), receipt by a party of written notice of any claim by or from any Person other than a party to this Agreement which gives rise to a Demand on behalf of such party shall constitute the discovery of facts giving rise to a Demand by it and shall require prompt notice of the receipt of such matter as provided in the first sentence of this Section 6.2(b). Each Demand Notice shall set forth all information respecting the Demand as the applicable party shall then have and shall contain a statement to the effect that the party giving the notice is making a claim pursuant to and formal demand for indemnification under this Article VI.

     6.3 Subrogation Rights. If the Indemnified Party is one of the Video Knights Indemnified Parties and such Indemnified Party has a right against a Person (other than one of the other Video Knights Indemnified Parties) with respect to any damages or other amounts paid to such Indemnified Party by Roadrunner, then Roadrunner shall, to the extent of such payment, be subrogated to the rights of such Indemnified Party. If the Indemnified Party is one of the Roadrunner Indemnified Parties and such Indemnified Party has a right against a Person (other than one of the other Roadrunner Indemnified Parties) with respect to any damages or other amount paid to such Indemnified Party by Video Knights, then Video Knights shall, to the extent of such payment, be subrogated to the rights of such Indemnified Party.

     6.4 Indemnification Procedure.

         (a) The Indemnifying Party shall, at its sole cost and expense, contest and defend by all appropriate legal proceedings any Claim with respect to which it is obligated to indemnify the Indemnified Party pursuant to this Article VI. Any such contest may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate. Such contest shall be conducted by attorneys employed by the Indemnifying Party; however, the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing, and the cost and expense attributable to such attorneys employed by the Indemnified Party shall be borne solely by the Indemnified Party. If the Indemnified Party joins in any such contest, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto, except that the Indemnifying Party shall not enter into any settlement agreement with respect to a claim providing for any sanction or restriction upon the conduct of any business of the Indemnified Party without the Indemnified Party's consent.

         (b) If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim which the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the claim, or any cross-complaint against any Person; however, the Indemnifying Party shall reimburse the Indemnified Party for any expenses incurred by it in so cooperating.

         (c) The obligations of the Indemnifying Party to indemnify the Indemnified Party hereunder shall not be terminated, modified or abated if the cause or alleged cause (in whole or in part) of the damages for which a claim is made hereunder is the sole or concurrent, active or passive, imputed, technical or other negligence, gross negligence or fault of the Indemnified Party.

         (d) The Indemnifying Party shall pay to the Indemnified Party, upon demand, the amount of any Damages to which the Indemnified Party is entitled by reason of the provisions of this Article VI, such payment to be made in cash or other immediately available funds at the then address of the Indemnified Party for notice purposes pursuant to this Agreement.

     6.5 Reduction of Indemnity Payments.  Notwithstanding anything in this
Article VI to the contrary, any indemnity payments owed by one party to another party pursuant to this Article VI shall be reduced by the aggregate of (a) any net tax benefits to the Indemnified Party and (b) any amounts actually received by the Indemnified Party (from Persons other than Video Knights Indemnified Parties or Roadrunner Indemnified Parties, as the case may be) under, insurance policies, indemnification agreements and similar arrangements in connection with the claim for which the indemnification pursuant to this Agreement relates. To the extent any such indemnity payments are received by the Indemnified Party under insurance policies and similar arrangements or from third parties by the party claiming indemnity hereunder, such party so claiming indemnity hereunder shall and does hereby waive any rights of subrogation against the party that would have been required to make the indemnity payment hereunder but for the provisions of the preceding sentence.

     6.6 Indemnity Not Exclusive. The indemnity obligations of Roadrunner and Video Knights under this Article VI are in addition to the obligations and liabilities of Roadrunner and Video Knights under this Agreement, the Bill of Sale of Video Knights, the Assignment of Real Estate Leases of Video Knights, the Notes and the Security Agreement between Video Knights and Roadrunner (collectively, the "Operative Documents").

                                  ARTICLE VII
                                 Miscellaneous

     7.1 Modification. This Agreement may be modified, amended or supplemented in any manner and at any time only by a written instrument executed by Video Knights, Selvac and Roadrunner.

     7.2 Entire Agreement. This Agreement, the Schedules hereto and the other Operative Documents constitute the entire agreement and understanding of Video Knights, Selvac and Roadrunner with respect to the subject matter hereof and fully supersede, and accordingly Video Knights, Selvac and Roadrunner hereby disclaim and negate, any and all statements, understandings, agreements, covenants, representations and warranties made by Video Knights, Selvac or Roadrunner prior to the execution and delivery of this Agreement, including, without limitation, that certain Letter Agreement dated May 31, 1994 by and among Video Knights, Selvac and Roadrunner.

     7.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, or sent by telecopy or nationally recognized express courier service, in each case addressed as follows:

         If to Video Knights:  Video Knights, Inc.
                               151 East Main Street
                               Ramsey, New Jersey 07446
                               Attn: James J. Leonard, President

         with a copy to:       David Lightweis
                               Trinity Management Company
                               P.O. Box 12471
                               Burke, VA 22009-2471

         If to Selvac:         Selvac Corporation
                               151 East Main Street
                               Ramsey, New Jersey 07446
                               Attn: James J. Leonard,
                                     Chief Executive Officer
         with a copy to:       David Lightweis
                               Trinity Management Company
                               P.O. Box 12471
                               Burke, VA 22009-2471

         If to Roadrunner:     Roadrunner Video Enterprises, Inc.
                               819 South Floyd Street
                               Louisville, Kentucky 40203
                               Attn: Terry W. Schneider,
                                     Chief Executive Officer

         with a copy to:       William G. Strench
                               Hirn Doheny Reed & Harper
                               2000 Meidinger Tower
                               Louisville, Kentucky 40202

or to such other Person or address in the United States of America as any party hereto shall have last designated by notice given to the other parties in accordance with this Section 7.3. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the party to whom such notice is addressed; provided, any notice given by telecopy and received after 5:00 p.m. at the location of the receiving party's address for notice shall be deemed received by such party on the immediately succeeding business day.

     7.4 Assignment; Third Party Beneficiaries.

         (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party; provided, however, this Agreement and the rights, interests and obligations hereunder may be assigned by Roadrunner to any Person in connection with the merger of Roadrunner into such Person.

         (b) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their said successors and permitted assigns, and the Video Knights Indemnified Parties and the Roadrunner Indemnified Parties, any rights, remedies or obligations under or by reason of this Agreement.

     7.5 Severability. If any provision of this Agreement is invalid or unenforceable, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material adverse manner to either party. Upon such determination that any provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     7.6 Publicity. Video Knights and Roadrunner will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transaction contemplated hereby. Neither Video Knights nor Roadrunner shall issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby without the advance approval of the form and substance thereof by the other party, unless otherwise required by applicable Legal Requirements, including the Federal securities laws.

     7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Any counterpart of this Agreement having attached thereto one or more counterparts of the signature pages of this Agreement containing in the aggregate the original signatures of the parties hereto shall be deemed to be a fully executed original.

     7.8 Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Delaware. The parties hereto irrevocably agree that any legal action or proceeding arising out of or in connection with this Agreement shall be brought in federal court (or state court if federal courts are without jurisdiction) located in Jefferson County, the Commonwealth of Kentucky; and, by execution and delivery of this Agreement, hereby irrevocably accept and submit to the jurisdiction of such courts in person, generally and unconditionally in connection with any such action or proceeding.

     7.9 Covenant Not to Compete. During a period of two years following the Effective Date, Video Knights shall not open or franchise any new video or entertainment retail stores within a five mile radius of any of the Stores.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                               VIDEO KNIGHTS, INC.,
                               a New Jersey corporation


                               By:  /s/  James J. Leonard
                                  --------------------------------
                                    James J. Leonard, President

                               SELVAC CORPORATION,
                               a Delaware corporation


                               By:   /s/  James J. Leonard
                                   --------------------------------------------
                                    James J. Leonard, Chief Executive Officer

                               ROADRUNNER VIDEO ENTERPRISES, INC.,
                               a Kentucky corporation


                               By:   /s/  Terry W. Schneider
                                   --------------------------------------------
                                    Terry W. Schneider, Chief Executive Officer








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